MEETING OF THE BOARD OF DIRECTORS
ROANOKE TECHNOLOGIES CORPORATION

A meeting of the Board of Directors of Roanoke Technologies Corporation, a Florida corporation was held on February 29, 2008. Present at this meeting was Joseph Meuse. Mr. Meuse being the sole Director of the Corporation acted as the President and Secretary for the meeting.

WHEREAS, the Corporation has had no operations for some time; and

WHEREAS, the Corporation has been unable to provide any shareholder value for some time; and

WHEREAS, the Corporation has been presented a new plan that will return value to the shareholders; and

WHEREAS, the new plan requires the transfer of control of the Company to Greenwich Holdings, LLC; and

WHEREAS, the new plan requires full-time management and the deployment of capital resources that current management can not accomplish; therefore

BE IT RESOLVED: That the Corporation appoints Garry McHenry as the Director, as well as President of the Corporation.

BE IT RESOLVED: That the Corporation appoints Garry McHenry as the Secretary of the Corporation.

BE IT FURTHER RESOLVED: That the Corporation does hereby fully authorize and empower to transfer, endorse, sell, assign, set over, and deliver any and all shares of stocks, bonds, debentures, notes and evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by this corporate seal of this Corporation and any and all written instruments necessary or proper to effectuate the authority hereby conferred.

CERTIFICATION:

I, Joseph Meuse, Board Member of the Corporation, hereby certify that the above resolutions were adopted by the Board of Directors of the Corporation at a duly constituted meeting in which a full quorum was present and that said resolutions remain in full force and effect and have not been rescinded.

Dated: February 29, 2008

JOSEPH MEUSE